SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 30, 2003

                                   ----------


                          VISHAY INTERTECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)




            Delaware                       1-7416                38-1686453
 (State or other jurisdiction of   (Commission file number)   (I.R.S. employer
  incorporation or organization)                             identification no.)




              63 Lincoln Highway
              Malvern, Pennsylvania                               19355-2120
    (Address of principal executive offices)                      (Zip code)


       Registrant's telephone number, including area code: (610) 644-1300





         (Former name or former address, if changed since last report.)


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Item 5.  Other Events

On July 31, 2003, Vishay Intertechnology, Inc. announced that it had agreed to sell $450 million aggregate principal amount of its 3 5/8% convertible subordinated notes due 2023, subject to standard closing conditions. The Company granted the initial purchasers an option to purchase, within 30 days of the date of the offering memorandum relating to the convertible subordinated notes, an additional $50 million of the convertible subordinated notes. The Company offered the convertible subordinated notes only to qualified institutional buyers. Neither the convertible subordinated notes nor the shares of the Company's common stock issuable upon conversion of the convertible subordinated notes have been registered under the Securities Act of 1933 or any state securities laws, and until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements. For more information, refer to Exhibit 99.2 to this report.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

Exhibit No.       Description
-----------       -----------

99.1 Press release issued by Vishay Intertechnology, Inc., dated July 30, 2003, announcing offering of convertible subordinated notes.

99.2 Press release issued by Vishay Intertechnology, Inc., dated July 31, 2003, announcing pricing of convertible subordinated notes.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, Vishay Intertechnology, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 1, 2003

                                    VISHAY INTERTECHNOLOGY, INC.



                                    By: /s/  Avi D. Eden
                                        --------------------------
                                        Avi D. Eden
                                        Executive Vice President

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

99.1 Press release issued by Vishay Intertechnology, Inc., dated July 30, 2003, announcing offering of convertible subordinated notes.

99.2 Press release issued by Vishay Intertechnology, Inc., dated July 31, 2003, announcing pricing of convertible subordinated notes.